UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 25, 2011

Date of Report (Date of earliest event reported)

SOLTA MEDICAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33123	68-0373593
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

25881 Industrial Boulevard, Hayward, California 94545
(Address of principal executive offices) (Zip Code)

(510) 782-2286

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 25, 2011, Solta Medical, Inc. (the “Company”) entered into the Seventh Amendment (the “Amendment”) to its Loan and Security Agreement with Silicon Valley Bank dated as of March 9, 2009, as amended from time to time (the “Loan and Security Agreement”).

The Amendment provides for, among other things, (i) an increase of the secured term loan facility from $10 million to $20 million, (ii) amendments to the financial covenants, including changes to the liquidity ratio, the fixed charge coverage ratio and the leverage ratio, (iii) an extension of the draw period for term loans borrowed under the secured term loan facility from March 31, 2012 to June 30, 2012 and an extension to the maturity date of such borrowings from December 31, 2014 to September 1, 2015, (iv) an amendment of the interest rate per annum on such borrowings from the greater of (a) 4.44% or (b) the three-year U.S. treasury note yield rate on the funding date plus 3.00% to 3.75% and (v) an amendment to the final payment fee on such borrowings from 3.5% to 6.00%. Other terms of the Loan and Security Agreement remain unchanged

Also, in connection with the Amendment, the Company granted a warrant to Silicon Valley Bank to purchase the Company’s common stock equal to 1.5 % of the principal amount of the applicable term loan facility borrowings.

Additional details of the Loan and Security Agreement were previously disclosed in Current Reports on Form 8-K filed with the Securities and Exchange Commission on March 11, 2009 and April 5, 2010, under Item 1.01, “Entry into a Material Definitive Agreement,” and are incorporated herein by reference.

A copy of the press release announcing the execution of the Amendment is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment. The Company expects to file a copy of the Amendment as an exhibit to its Quarterly Report on Form 10-Q for its quarter ending September 30, 2011.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01, “Entry into a Material Definitive Agreement,” is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

99.1	Press Release of Solta Medical, Inc. dated as of October 26, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLTA MEDICAL, INC.

Date: October 28, 2011	By:	/s/ John F. Glenn
Name: John F. Glenn
Title: Chief Financial Officer